UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 983 - 1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2011, Kansas City Southern (the “Company”) filed with the Secretary of State of Delaware a Certificate of Elimination amending the Company’s Restated Certificate of Incorporation to eliminate the Company’s 5 1/8 % Cumulative Convertible Perpetual Preferred Stock, Series D (the “Series D”) and cause such shares to resume their status as undesignated preferred stock of the Company. No shares of the Series D were issued and outstanding at the time of the filing of the Certificate of Elimination. The Certificate of Elimination was effective upon filing. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 4, 2011, the Board of Directors of the Company approved amendments to the Company’s Code of Business Conduct and Ethics. The amendments include modifying the manner by which the value of gifts to directors and employees of the Company are limited and to conform the definition of “material information” to the Company’s Insider Trading Policy. A copy of the revised Code of Business Conduct and Ethics is attached hereto as Exhibit 14.1 and is incorporated into this Item 5.05 by reference.

Item 5.07 Submission of Matters to Vote of Security Holders.

At the 2011 Annual Meeting of Stockholders of the Company held on May 5, 2011, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2011 Annual Meeting previously filed with the Securities and Exchange Commission on March 30, 2011. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – Election of three directors

The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in the years indicated in the table below:

Nominee	End of Term	Votes For	Votes Withheld	Broker Non-Vote
Henry R. Davis	2014	84,905,554	2,218,347	9,696,163
Robert J. Druten	2014	86,869,118	254,783	9,696,163
Rodney E. Slater	2014	84,434,349	2,689,552	9,696,163

Proposal 2 – Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

Company stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011 as set forth below:

For	Against	Abstain	Broker Non-Vote
95,268,285	1,322,716	229,063	—

Proposal 3 – Approval of the Kansas City Southern Annual Incentive Plan (the “KCS AIP”) for purposes of Internal Revenue Code Section 162(m).

Company stockholders approved KCS AIP for purposes of Internal Revenue Code Section 162(m) as set forth below:

For	Against	Abstain	Broker Non-Vote
82,031,124	4,960,157	132,620	9,696,163

Proposal 4 – Advisory vote on executive compensation.

Company stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
82,232,134	4,697,192	194,575	9,696,163

Proposal 5 – Advisory vote on the frequency of holding an advisory vote on executive compensation.

Company stockholders cast their votes with respect to the frequency of holding an advisory vote on executive compensation as set forth below:

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
22,492,459	784,740	63,533,688	313,014	9,696,163

Item 8.01 Other Events

In a news release dated May 5, 2011, the Company announced the results of its 2011 Annual Meeting of Stockholders, including the election of three directors to serve for a three-year term, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2011 and the approval of the Company’s Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m).

The Company also announced the results of two advisory votes. Stockholders voted to approve the compensation of the Company’s named executive officers, and a majority of votes were cast in favor of holding annual advisory votes on the compensation of the Company’s named executive officers. The Company’s Board of Directors expects to make a determination regarding the frequency of stockholder votes on executive compensation by late summer 2011. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of the 5 1/8% Cumulative Convertible Perpetual Preferred Stock, Series D of Kansas City Southern.

14.1	Code of Business Conduct and Ethics.

99.1	News release dated May 5, 2011, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred Dividend.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 9, 2011	By:	/s/ Brian P. Banks
Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of the 5 1/8% Cumulative Convertible Perpetual Preferred Stock, Series D of Kansas City Southern.

14.1	Code of Business Conduct and Ethics.

99.1	News release dated May 5, 2011, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred Dividend.”